                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

 [ ]  Preliminary Proxy Statement
 [X]  Definitive Proxy Statement
 [ ]  Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           VIRCO MFG. CORPORATION
  ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                              VIRCO MFG. CORPORATION
  ------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


 [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
 [ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11

         1)      Title of each class of securities to which transaction applies:
                 _____________________________________________________________

         2)      Aggregate number of securities to which transaction applies:
                 _____________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                 ____________________________________________________________

         4)      Proposed maximum aggregate value of transaction:
                 _____________________________________________________________

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:
                ______________________________________________________________

        2)      Form, Schedule or Registration Statement No.:
                _______________________________________________________________

        3)      Filing Party:
                _______________________________________________________________

        4)      Date Filed:
                _______________________________________________________________

                             VIRCO MFG. CORPORATION
            BOX 44846 HANCOCK STATION, LOS ANGELES, CALIFORNIA 90044


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 18, 1996

  The Annual Meeting of Stockholders of Virco Mfg. Corporation, a Delaware corporation, will be held at 2:00 p.m. on Tuesday, June 18, 1996 at 2027 Harpers Way, Torrance, California, for the following purposes:

     1. To elect three directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on May 6, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

  Whether or not you expect to attend the meeting, please date, sign and return the enclosed proxy. If you attend the meeting, you may vote in person whether or not you have returned a proxy.


                                            By Order of the Board of Directors



                                             James R. Braam, Secretary

Los Angeles, California
May 17, 1996

                             VIRCO MFG. CORPORATION
           BOX 44846, HANCOCK STATION, LOS ANGELES, CALIFORNIA 90044
                                ---------------
                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 18, 1996
                               ----------------
                              GENERAL INFORMATION

  This Proxy Statement is being mailed to stockholders of Virco Mfg. Corporation, a Delaware corporation (the "Company"), on or about May 17, 1996 in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 18, 1996 at 2:00 p.m. at 2027 Harpers Way, Torrance, California and any and all adjournments and postponements thereof.

  The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone or telegraph by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                             RECORD DATE AND VOTING

  The close of business on May 6, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. On that date there were 5,369,360 shares of the Company's Common Stock, par value $.01 per share, outstanding. All voting rights are vested exclusively in the holders of the Company's Common Stock. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders, except that as to the election of directors, stockholders may cumulate their votes. Because three directors are to be elected, cumulative voting means that each stockholder may cast a number of votes equal to three times the number of shares actually owned. That number of votes may be cast for one nominee, divided equally among the three nominees or divided among the nominees in any other manner. The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

  In all matters other than the election of directors, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter would be the act of the stockholders. Directors will be elected by a plurality of the votes of the Common Stock present in person or represented by proxy. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes are not counted for the purpose of determining the votes cast on a proposal.

  Proxies will be voted for management's nominees for election as directors unless the stockholder otherwise directs in his proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his direction. Any stockholder has the power to revoke his proxy at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company, or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the meeting and elects to vote the shares represented thereby in person.

                               SECURITY OWNERSHIP

SHARES OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table sets forth information as of April 16, 1996 (unless otherwise indicated) relating to the beneficial ownership of the Company's Common Stock (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) by each director or nominee of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table below and (iv) by all officers and directors of the Company as a group. The number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power. Unless otherwise indicated, the mailing address of each of the persons named is Box 44846, Hancock Station, Los Angeles, California 90044.




                                    AMOUNT AND NATURE
                                      OF BENEFICIAL          PERCENT OF
    NAME OF BENEFICIAL OWNER           OWNERSHIP(1)            CLASS
    ------------------------        -----------------        ----------
Dimensional Fund Advisors Inc.(2) .       319,997                5.9%
Lazard Freres & Co.(3)  . . . . . .       301,400                5.6
Raymond W. Virtue (4) . . . . . . .        88,847                1.7
  Director, Vice President
Robert A. Virtue (5)  . . . . . . .       184,264                3.4
  Chairman of the Board of Directors,
  Chief Executive Officer
Douglas A. Virtue . . . . . . . . .       188,195                3.5
  Director, Vice President
Donald S. Friesz  . . . . . . . . .        52,139                 (6)
  Director, Vice President Sales
  and Marketing
George W. Ott . . . . . . . . . . .         2,172                 (6)
  Director
Donald A. Patrick . . . . . . . . .         8,452                 (6)
  Director
John H. Stafford  . . . . . . . . .         1,266                 (6)
  Director
Hugh D. Tyler . . . . . . . . . . .        16,152                 (6)
  Director, Vice President
James R. Wilburn  . . . . . . . . .         2,397                 (6)
  Director
James R. Braam  . . . . . . . . . .        13,050                 (6)
  Vice President Finance, Secretary
All executive officers and directors
  as a group(15 persons)  . . . . .       573,049                10.5
- ---------------

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person is deemed to have "beneficial ownership" as of a given date of any security that such person has the right to acquire within 60 days after such date. Amounts for Messrs. Raymond Virtue, Robert Virtue, Douglas Virtue, Friesz, Patrick, Stafford, Tyler and Braam, and all executive officers and directors as a group, include 11,979, 19,965, 7,986, 11,979, 752, 752, 11,979 and 11,979, and
    77,371, shares issuable upon exercise of options, respectively.

(2) As of December 31, 1995, according to information provided to the Company. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 319,997 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The principal business address of Dimensional is 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401.

(3) As of December 31, 1995, according to public filings. Lazard Freres &
    Co. ("Lazard"), a registered investment advisor, is deemed to have beneficial ownership of 301,400 shares of the Company's Common Stock. The principal business address of Lazard is 30 Rockefeller Plaza, New York, NY 10020.

(4) Does not include 256,075 shares owned beneficially by Mr. Raymond Virtue's adult children as to which Mr. Virtue disclaims beneficial ownership.

(5) Does not include 565,026 shares owned beneficially by Mr. Robert Virtue's adult children, including Mr. Douglas Virtue, as to which Mr. Robert Virtue disclaims beneficial ownership.

(6) Less than 1%.

  All information with respect to beneficial ownership of the shares referred to above is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

  Robert A. Virtue and Raymond W. Virtue are siblings and Douglas Virtue is Robert Virtue's son. The total number of shares beneficially owned Mr. Robert Virtue, Mr. Raymond Virtue, their brother, Richard J. Virtue, their sister, Nancy Virtue Cutshall, their children and their mother, Mrs. Julian A. Virtue, aggregate 2,596,735 shares or 48.0% of the total shares of Common Stock outstanding.

  Robert A. Virtue, Richard J. Virtue, Raymond W. Virtue, Nancy Virtue Cutshall and certain of their respective spouses and children (the "Stockholders") and the Company have entered into an agreement with respect to certain shares of the Company's Common Stock received by the Stockholders as gifts from their father, Julian A. Virtue, including shares received in subsequent stock dividends in respect of such shares. Under the agreement, each Stockholder who proposes to sell any of such shares is required to provide the remaining Stockholders notice of the terms of such proposed sale. Each of the remaining Stockholders is entitled to purchase any or all of such shares on the terms set forth in the notice. Any shares not purchased by such remaining Stockholders may be purchased by the Company on such terms. The agreement also provides for a similar right of first refusal in the event of the death or bankruptcy of a Stockholder, except that the purchase price for the shares is to be based upon the then prevailing sales price of the Company's Common Stock on the American Stock Exchange.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's Common Stock (collectively, "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and 5) with the Securities and Exchange Commission as well as the Company and any exchange upon which the Company is listed. Pursuant to the rules under Section 16(a), the Company is required to identify Insiders that the Company knows have failed to file or filed late Section 16(a) reports during the previous fiscal year.

  To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company, during the fiscal year ended January 31, 1996(1), all Section 16(a) filing requirements applicable to its Insiders were complied with.





__________________________________

(1) The Company uses a fiscal year which ends on January 31. Accordingly, the Company's 1995 fiscal year ended on January 31, 1996. References to any particular year refer to the fiscal year.

                             ELECTION OF DIRECTORS

  The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in number as possible. In accordance with the Certificate of Incorporation, the Board of Directors has nominated James R. Wilburn, Hugh D. Tyler and Donald S. Friesz (each of whom is currently a director) to serve as directors in Class II of the Board of Directors with a term expiring in 1999.

  It is intended that the proxies solicited by this Proxy Statement will be voted in favor of the election of Messrs. Wilburn, Tyler and Friesz, unless authority to do so is withheld. Should any of such nominees be unable to serve as a director or should any additional vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. In the event that any person other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively for less than all of the nominees.

  The following table sets forth certain information with respect to each of the three nominees, as well as each of the six continuing directors.


                                                                     DIRECTOR
     NAME        AGE               PRINCIPAL OCCUPATION               SINCE
     ----        ---               --------------------             ----------
NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 1999:
James R. Wilburn  63    Professor of Business Strategy at the          1986
                        School of Business and Management of
                        Pepperdine University since 9/94;
                        previously the Dean of such school
                        from 1987 until 8/94
Hugh D. Tyler     54    Vice President of the Company since            1988
                        6/88; General Manager of the Conway
                        Division since 1988; previously
                        Controller of the Conway Division
Donald S. Friesz  67    Vice President Sales and Marketing             1992
                        from 1982 to 2/96

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997:
Donald A. Patrick 71    President and a founder of Diversified         1983
                        Business Resources (mergers, acquisitions
                        and business consultants) since 1988
Raymond W. Virtue 54    Vice President of the Company since            1983
                        June 1983; previously President of Delkay
                        Plastics Corp. (a former wholly-owned
                        subsidiary of the Company)
Robert A. Virtue  63    Chairman of the Board and Chief                1956
                        Executive Officer of the Company since
                        1990; President of the Company since
                        August 1982

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998:
George W. Ott     64    President and Founder of Ott and               1994
                        Hansen since 1976
John H. Stafford  75    Retired since 1983; previously Partner         1985
                        of Main Hurdman, a predecessor of KPMG
                        Peat Marwick (certified public accountants)
Douglas A. Virtue 37    Vice President, General Manager of the         1992
                        Los Angeles Division of the Company since
                        April 1992; previously Marketing Services
                        Manager (1989-1992), Contract Administrator
                        1988) and in production control of the Company
                        (1985-1988)


  Each director of the Company serving in 1995 attended at least 75% of the 1995 meetings of the Board of Directors and each committee on which he served. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. Other directors receive a retainer of $2,500 per quarter and a fee of $500 for each meeting of the Board of Directors or Audit Committee attended. The Board of Directors held six meetings in 1995.

  The Company's 1993 Stock Incentive Plan provides that, on the first business day after the date of the annual meeting of stockholders of the Company, each nonemployee director will automatically be granted an option to purchase 500 shares of Common Stock (a "Nonemployee Director Option"). Nonemployee Director Options become exercisable with respect to 20% of the shares subject to such option on each anniversary of the grant date with full vesting occurring on the fifth anniversary date, subject to certain provisions which may accelerate the vesting of Nonemployee Director Options. In 1995, Messrs. Ott, Patrick, Stafford and Wilburn each received options to purchase 500 shares of Common Stock (550 shares after adjusting for a stock dividend paid in 1995) at $7.73 per share.

  The Board of Directors has an Audit Committee that in 1995 was composed of Messrs. Ott, Patrick, Stafford and Wilburn. The Audit Committee held one meeting in 1995. The functions of the Audit Committee include reviewing the financial statements of the Company, the scope of the annual audit by the Company's independent auditors and the audit reports rendered by such independent auditors. The Audit Committee may also examine and consider other appropriate matters.

  The Board of Directors has a Compensation Committee that in 1995 was composed of Messrs. Ott, Patrick, Stafford and Wilburn. The function of this Committee is to make recommendations to the Board regarding changes in salaries and benefits. The Compensation Committee held one meeting in 1995.

  The Company does not have a nominating committee. The Board of Directors performs the functions which might otherwise be performed by such a committee.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation for services rendered in all capacities to the Company and its subsidiaries during the years indicated for the Chief Executive Officer and the other four most highly compensated officers of the Company:


                                                             LONG-TERM
                                                            COMPENSATION
                                                               AWARDS
                                       COMPENSATION          ----------
                                    -------------------        OPTION       ALL OTHER
 NAME AND TITLE             YEAR    SALARY(1)     BONUS       (SHARES)    COMPENSATION(2)
- ---------------             ----    ---------     -----      ----------  ----------------
 Robert A. Virtue           1995    $293,258    $100,700           --        $58,600
   Chairman of the
   Board and Chief          1994     251,010     105,750           --         58,600
   Executive Officer        1993     209,363      70,407       33,275         49,300

 Donald S. Friesz           1995     150,345      40,600           --         14,600
   Vice President Sales     1994     134,184      58,500           --         14,600
   and Marketing            1993     123,106      41,813       19,965          4,600

 Hugh D. Tyler              1995     150,035      31,900           --         12,300
   Vice President           1994     134,249      45,500           --         12,300
                            1993     117,126      40,246       19,965          1,600

 James R. Braam             1995     145,098      40,600           --         17,100
   Vice President,          1994     143,348      58,500           --         17,100
   Finance
                            1993     126,921      41,813       19,965          5,000

 Raymond W. Virtue          1995     145,019      35,980           --         41,300
   Vice President           1994     118,437      51,750           --         41,300
                            1993     121,580      37,092       19,965         39,200
- ---------------

(1) Excludes compensation in the form of other personal benefits, which, for each of the executive officers, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each year.

(2)      For 1995, consists of (i) $14,500, $14,600, $12,300, $17,100 and
         $6,800, representing the value of Company-paid split-dollar premiums under the Management Employees Life Insurance Plan, and (ii) $44,100, $0, $0, $0 and $34,500, representing the value of Company-paid split-dollar premiums under the Executive Survivorship Life Insurance Plan, for insurance policies on the lives of each of Messrs. Robert Virtue, Friesz, Tyler, Braam and Raymond Virtue (and, if applicable, their spouses), respectively. See "Management Employees Life Insurance Plan" and "Executive Survivorship Life Insurance Plan." The foregoing amounts represent the actuarial value of the benefit to the executive officers of the current year's insurance premium paid by the Company in excess of that required to fund the death benefits under the policies.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

  Shown below is information relating to the exercise of stock options during 1995 for each executive officer of the Company named in the Summary Compensation Table above:

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS AT           IN-THE-MONEY OPTION
                                                   FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                     SHARES ACQUIRED     VALUE      (EXERCISABLE/            (EXERCISABLE/
        NAME           ON EXERCISE      REALIZED    UNEXERCISABLE)           UNEXERCISABLE)
 ---------------    -----------------  ----------   --------------           --------------

Robert A. Virtue           --             --        13,310/19,965           $56,868/85,301
Donald S. Friesz           --             --         7,986/11,979            34,121/51,181
Hugh D. Tyler              --             --         7,986/11,979            34,121/51,181
James R. Braam             --             --         7,986/11,979            34,121/51,181
Raymond W. Virtue          --             --         7,986/11,979            34,121/51,181
- ---------------

(1)      Calculated using closing price on January 31, 1996 of $9.25.

EMPLOYEES RETIREMENT PLAN

  The Employees Retirement Plan of the Company is a non-contributory, defined benefit retirement plan governed by the Employee Retirement Income Security Act of 1974. With limited exceptions, all employees of the Company and its participating subsidiaries (including executive officers) are eligible to participate provided they meet certain service requirements. Benefits are paid to or on behalf of each participant upon retirement, normally at age 65, and under certain circumstances upon death. Benefits under the Plan are credited to the employee each year based upon years of service and remuneration during such year of service.

  Retirement benefits vest partially after three years of service and fully after seven years of service, or upon the participant's sixty-fifth birthday. Benefits payable under the Plan are adjusted to reflect the form of payment elected by the participant. The following table shows the annual pension benefits for retirement at age 65 which would be payable to retiring employees with representative earnings and years of service:

                               PENSION PLAN TABLE

                         ASSUMED
                         AVERAGE
                       COMPENSATION(3)                           YEARS OF SERVICE(1)(2)
         -------------------------------------------         -------------------------------
                                                                 10         20         30
                                                             ---------  ---------  ---------
                        $ 25,000....................            $2,260     $4,520     $6,780
                          50,000....................             4,760      9,520     14,280
                          75,000....................             7,260     14,520     21,780
                         100,000....................             9,760     19,520     29,280
                         125,000....................            12,260     24,520     36,780
                         150,000....................            14,760     29,520     44,280
                         175,000....................            17,260     34,520     51,780
- ---------------

(1) Represents annual retirement benefits payable at normal retirement age. To the extent a participant's service was rendered prior to February 1, 1964, the effective date of the Plan, actual benefits will be slightly lower than the benefits shown in the table.

(2) The benefits shown are for straight-life annuity payments and are not subject to deduction for Social Security or other offset amounts; alternative forms of benefit payments are available under the Plan.

(3) Assumed average compensation is based upon regular base compensation before deduction for taxes or group insurance averaged for each year in the Plan.

  Messrs. Robert Virtue, Friesz, Tyler, Braam and Raymond Virtue have 38, 35, 13, 25 and 31 credited years of service and $68,000, $54,000, $62,000, $113,000 and $56,000 of assumed average compensation, respectively, under the Plan.

VIRCO IMPORTANT PERFORMERS PLAN

  In August 1985, the Board of Directors adopted the Virco Important Performers Plan, which is an unqualified plan providing additional retirement and death benefits for certain employees identified by the Board of Directors or the committee administering the Plan as contributing materially to the continued growth, development and future business of the Company. On December 7, 1993, the Plan was amended to provide that each officer or employee whose annual salary exceeds $66,000 will be a participant in the Plan. Benefits under the Plan are payable to or on behalf of each participant upon retirement, normally at age 65, or upon death prior to retirement. The Company is funding its obligations under the Plan through the purchase of life insurance policies on the participants.

  Vesting for each participant begins at the later date of such participant's fiftieth birthday or his birthday in the year he enters the Plan. Vesting occurs at 10% for each full year subsequent to such date. On December 7, 1993, the Plan was amended to provide that each participant will receive a benefit payable at retirement equal to 50% of the average base salary during the last five years offset by the monthly benefit accrued under the Employees Retirement Plan. Participants with fewer than ten years of participation who retire after reaching age 60 will be entitled to reduced pro rata benefits based on the number of years they have participated in the Plan. In the event of the death of a participant prior to retirement, death benefits are payable for a fifteen-year period to the deceased participant's beneficiaries.

  The estimated annual benefits payable upon retirement at age 65 for Messrs. Robert Virtue, Friesz, Tyler, Braam and Raymond Virtue are $106,000, $55,000, $42,000, $55,000 and $35,000, assuming that the current compensation of each executive officer remains constant until retirement.

MANAGEMENT EMPLOYEES LIFE INSURANCE PLAN

  In August 1985, the Board of Directors adopted the Management Employees Life Insurance Plan, which provides for the Company to obtain life insurance policies on management employees selected by the Board. Currently, all officers and employees earning an annual salary exceeding $33,300 are entitled to participate in the Plan. Employees whose salaries exceed $33,300 but are less than $66,000 may elect to receive $50,000 under the Plan. Employees whose salaries exceed $66,000 may elect coverage under the Plan of up to $100,000 in increments of $50,000. Officers may elect coverage under the Plan of up to $300,000 in increments of $50,000.

  The premiums for the policies are paid partially by the participants pursuant to the formula set forth in the Plan, with the Company paying the remaining portion. The Company retains an interest in the death benefit payable under the policy for each participant in an amount equal to the aggregate amount of premium payments made by the Company with respect to such participant's policy. The remainder of the death benefit is payable to the participant's beneficiaries. Upon the first to occur of reaching the age of 65, actual retirement or termination of employment, each participant is entitled to have the Company assign the policy to the participant or his designee, provided that the participant first reimburses the Company for all premiums previously paid by the Company for the policy.

EXECUTIVE SURVIVORSHIP LIFE INSURANCE PLAN

  In August 1985, the Board of Directors adopted the Executive Survivorship Life Insurance Plan, which provides special life insurance benefits to a group of management employees selected by the Board. Under this Plan, the Company maintains insurance policies on the lives of the participants and their spouses. Robert A. Virtue and Raymond W. Virtue are currently the only executive officers participating in the

Plan. The amount of each of the insurance policies maintained by the Company under the Plan on the lives of Robert A. Virtue and Raymond W. Virtue and their current or former spouses is $1,250,000. In 1985, the Company also purchased $1,250,000 of insurance under the Plan on the lives of Richard Cutshall, who was then a management employee of the Company, and his spouse Nancy Virtue Cutshall, who is the beneficial owner of 4.7% of the Company's outstanding shares. In connection with their divorce in 1987, Mr. Cutshall, who is now deceased, transferred his interest in such insurance to Mrs. Cutshall. As a result of such transaction, the policy previously maintained on the life of Mr. Cutshall was terminated and a $2,500,000 policy is now maintained under the Plan on the life of Mrs. Cutshall.

  The premiums for the policies are paid partially by the participants pursuant to a formula set forth in the Plan, with the Company paying the remaining amount. The Company retains an interest in the death benefit payable under the policy of each participant and spouse in an amount equal to the aggregate amount of premium payments made by the Company with respect to the policy of such participant or spouse. The remainder of the death benefit is payable to the designated beneficiaries of the deceased participant or spouse. Upon the first to occur of the participant's reaching age 65, retiring or ceasing to be an employee of the Company for any reason other than death, the participant or his designee is required to purchase the Company's interest in the participant's policy and the spouse or the spouse's designee is similarly required to purchase the Company's interest in the spouse's policy. The amount to be paid to the Company upon such purchase is the aggregate amount of the Company's previous premium payments on such policy. In the event a participant in the Plan dies before reaching age 65 and while an employee of the Company, the Company remains obligated to maintain the insurance policy under the Plan on the life of such participant's spouse.

WIDOW'S SALARY CONTINUATION PLAN

  In August 1985, the Board of Directors approved the Widow's Salary Continuation Plan, which provides for surviving widow benefits to be paid by the Company upon the deaths of Messrs. Julian A. Virtue and Donald Heyl, the former President of the Company. The widow of Mr. Virtue is currently receiving $5,000 per month under the Plan. In 1995, the Company paid $60,000 to Mrs. Virtue. Upon the death of Mr. Heyl, his surviving widow will receive $60,000 annually during her lifetime. The Company is funding its obligation to Mr. Heyl under this Plan through the purchase of life insurance on the life of Mr. Heyl.


                              CERTAIN TRANSACTIONS

  In 1989 the Company loaned $75,000 to Larry O. Wonder, the Company's Vice President, Education Sales Group. The loan is secured by a second trust deed on Mr. Wonder's home and accrues interest at a rate equal to the Wells Fargo prime interest rate. As of January 1996, the outstanding balance on the loan including accrued interest is $119,494.

  During 1994 the Company entered into a consulting arrangement with Diversified Business Resources, Inc. ("Diversified"), a consulting firm which is owned by Donald A. Patrick, who is a Director. During 1995 the Company paid $265,000 to Diversified in connection with the Company's relocation of its offices and facilities to Torrance, California, the Company's data processing committee, and the investigation of the possible sale of the Company's factory in Mexico.

  During the last fiscal year, the Virco Mfg. Corporation Employee Stock Ownership Plan purchased an aggregate of 12,271, 5,184 and 5,000 shares of the Company's Common Stock from Raymond Virtue, Nancy Virtue Cutshall and Andrew Virtue, Robert Virtue's brother, sister and son, respectively, for an aggregate purchase price of $119,998, $44,712 and $43,271, respectively. The price per share for the purchases was calculated by the trustee of the plan using the average closing price of the Common Stock for the 10 consecutive trading days prior to the purchase in which 1,000 or more shares were traded, discounted by 5%.

                        REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation policies and making recommendations to the Board of Directors with respect to these policies. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of the Company.

EXECUTIVE COMPENSATION POLICY

  The goals of the Company's executive compensation policy are to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and its stockholders. The Company is striving to generally position executive salaries at median competitive levels and to rely on variable, performance-based bonuses to play a significant role in determining total compensation. In addition, by establishing the 1993 Stock Incentive Plan, the Company further linked executive and stockholder interests.

  The Compensation Committee annually reviews salaries, bonuses and other aspects of executive compensation. In general, the purpose of such annual reviews is to ensure that the Company's overall executive compensation program remains competitive with comparable businesses and that total executive pay reflects both the individual's performance as well as the overall performance of the Company.

BASE SALARY

  Each year, the performance of executives is reviewed and, based upon an assessment of individual performance and the Company's performance, a corresponding salary increase may be awarded. In 1995, based on a comparison of the Company's executive compensation levels and plans with those of other companies in the furniture manufacturing business, the Compensation Committee concluded that the Company's executive salaries had to be adjusted to keep pace with those of comparable companies. As a result, the salary increases awarded to the Company's Chief Executive Officer and other executive officers in 1995 reflected primarily the Compensation Committee's determination to adjust salaries to perceived competitive levels, as well as the Compensation Committee's evaluation of the overall performance of the Company and the performance of each executive officer.

  The salary of Mr. Robert A. Virtue, the Company's Chief Executive Officer, was determined on the foregoing basis. In addition to consideration of the salary levels of the chief executive officer of other furniture manufacturers, the Board considered the Company's operating results in 1994, the Company's stock performance, the effect of the general economy on the Company's performance and the success of the Company in addressing certain goals.

BONUSES

  Early each year the Board of Directors considers and approves an annual profit plan for the Company, which establishes a target level of overall Company profits, excluding certain non-recurring items. The bonuses payable to the Chief Executive Officer and the other executive officers are tied to the Company's actual performance relative to the annual profit plan. However, bonuses of divisional general managers are based upon divisional operating results. In 1995, the Chief Executive Officer was eligible to receive a bonus equal to 45% of his salary and each of the executive officers was eligible to receive a bonus equal to 35% of his salary if the annual profit plan target level or target divisional operating results, as applicable, had been achieved. In general, the amount of the bonus paid was subject to a 2% adjustment for each $100,000 difference between the actual profits and the plan's targeted profit level or, for divisional general managers, a similar formula to adjust for the difference between the actual results and the targeted results.

                                          THE COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          George W. Ott       John H. Stafford
                                          Donald A. Patrick   James R. Wilburn

  The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  The stock performance graph set forth below illustrates the Company's performance in total stockholder return over the period February 1, 1991 through January 31, 1996 relative to the following external indices: (a) the American Stock Exchange market value index ("AMEX Market Index") and (b) a peer group.(1) Each line on the stock performance graph assumes that $100.00 was invested in the Common Stock and the respective indices on February 1, 1991. The graph then tracks the value of these investments, assuming reinvestment of dividends, through January 31, 1996.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, AMEX MARKET INDEX AND PEER GROUP





                                    [GRAPH]





               VIRCO MFG.                    AMEX MARKET
              CORPORATION    PEER GROUP        INDEX
             --------------  -----------    ------------
1991 . . .      100.00          100.00         100.00
1992 . . .      178.17          123.29         120.78
1993 . . .      152.49          121.08         145.92
1994 . . .      201.92          144.58         176.83
1995 . . .      252.10          126.18         145.48
1996 . . .      298.57          161.74         186.07
- ---------------

(1) The peer group comprises all companies identified by Media General Financial Services as being within the "other business and institutional equipment" industry group, as follows: Educational Development Corporation, Hon Industries Inc., Jansko, Inc., Kimball International, Inc., Lear Seating Co., The Micro General Corporation, Herman Miller Inc., Mity Lite, Inc., Norwood Promotional Products, Inc., Plasti-Line Inc., Tab Products Co., Inc., Winslow Furniture, Inc. and the Company.

  The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

  Ernst & Young, upon the recommendation of the Audit Committee of the Board of Directors of the Company, continues as the accounting firm selected by the Board of Directors to examine the accounts of the Company for the current year. Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company by January 17, 1997, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

  The Board of Directors does not know of any matters to be presented at the 1996 Annual Meeting other than as stated herein. If other matters do properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

  The Annual Report to the Stockholders of the Company for the fiscal year ended January 31, 1996, including financial statements, is being mailed to stockholders concurrently herewith.

  THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH HE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MAY 6, 1996. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE COMPANY AT BOX 44846 HANCOCK STATION, LOS ANGELES, CALIFORNIA, ATTENTION: SECRETARY.

  Stockholders are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                           By Order of the Board of Directors




                                           James R. Braam, Secretary

Los Angeles, California
May 17, 1996

PROXY                                                                    PROXY

                             VIRCO MFG. CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18,1996

        The undersigned hereby appoints ROBERT A. VIRTUE, DOUGLAS A. VIRTUE and JAMES R. BRAAM, and each of them, with full power of substitution in each, as proxies of the undersigned to attend and vote, as designated on the reverse side, all shares of Virco Mfg. Corporation, a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held June 18, 1996 and any adjournment or postponement thereof:


     PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN ACCOMPANYING ENVELOPE.



- -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                        Please mark
                                                       your vote as  [X]
                                                       indicated in
                                                       this example

1.  Election of Directors:



      FOR
  all nominees       WITHHOLD        James R. Wilburn, Hugh D. Tyler and
 listed (except      AUTHORITY       Donald S. Friesz
  as marked)      to vote for all
to the contrary   nominees listed    (INSTRUCTION: To withhold authority
      [ ]              [ ]           to vote for any individual nominee, write
                                     nominee's name on the space provided
                                     below)

2.  In their discretion, the Proxies  ----------------------------------------
    are authorized to vote upon such
    other business as may properly
    come before the meeting.


                                        ANY PREVIOUS PROXY EXECUTED BY THE
                                        UNDERSIGNED IS HEREBY REVOKED

                                        Receipt of the notice of the
                                        meeting, the proxy statement and
                                        the annual report of the Company
                                        for the year ended January 31, 1996,
                                        is hereby acknowledged.

                                        THIS PROXY WILL BE VOTED AS DIRECTED
                                        ABOVE. IN THE ABSENCE OF ANY DIRECTION,
                                        THIS PROXY WILL BE VOTED FOR THE
                                        ELECTION AS DIRECTORS OF ALL OF THE
                                        NOMINEES NAMED, AND IN THE DISCRETION
                                        OF THE PROXIES ON SUCH OTHER BUSINESS
                                        AS MAY PROPERLY COME BEFORE
                                        THE MEETING.


Signature(s)_________________________________________________Date________, 1996

Note: Please sign exactly as addressed hereon. If the stock is jointly held each owner must sign. Executor, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.


- -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE